NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2019 RESULTS

SAN JOSE, California - July 24, 2019 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the second quarter ended June 30, 2019.

•	Second quarter 2019 net revenue of $230.9 million, a decrease of 9.6% from the comparable prior year quarter.

•	Second quarter 2019 GAAP operating income of $0.3 million, or 0.1% of net revenue, as compared to net loss of $0.1 million, or (0.0%) of net revenue, in the comparable prior year quarter.

◦	Second quarter 2019 non-GAAP operating income of $10.0 million, or 4.4% of net revenue, as compared to $10.5 million, or 4.1% of net revenue in the comparable prior year quarter.

•	Second quarter 2019 GAAP net income per diluted share from continuing operations of $0.03, as compared to $0.02 in the comparable prior year quarter.

◦	Second quarter 2019 non-GAAP net income per diluted share from continuing operations of $0.28, as compared to $0.29 in the comparable prior year quarter.

•	Board authorizes incremental repurchase of up to 4,500,000 shares.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "During the second quarter of 2019, we saw improvement in the U.S. retail WiFi market driven by the continued roll out of our WiFi 6 Nighthawk routers and various channel marketing activities. The improved market demand allowed us to finish the quarter with healthy channel inventory levels. Our financial results for the quarter came in slightly above the high end of our guidance range for revenue, and in-line with the range for non-GAAP operating margin."

Mr. Lo continued, “We are pleased to report that we reached 11.2 million registered users in Q2, which represents the foundation for building our paid subscriber base. Furthermore, our number of registered app users reached 2.8 million in the second quarter. We recently launched NETGEAR Armor Cyber Threat Protection to our Orbi WiFi systems install base worldwide, and have been encouraged by the initial traction with trial users. We look forward to converting these users to paying customers in the coming quarters."

Bryan Murray, Chief Financial Officer of NETGEAR, added, "During the second quarter of 2019, we repurchased approximately 570,000 shares of common stock for $17.0 million. In addition, our Board of Directors has authorized the repurchase of up to an incremental 4,500,000 shares of the Company’s common stock, or approximately 14.5% of outstanding shares. We remain confident in our ability to generate meaningful levels of cash, and plan to continue to opportunistically repurchase shares in future quarters."

Business Outlook

Mr. Murray continued, "Looking ahead to the third quarter of 2019, in which we expect to launch more WiFi 6 products, net revenue is expected to be in the range of $265 million to $280 million. GAAP operating margin for the third quarter is expected to be in the range of 5.2% to 6.2%, and non-GAAP operating margin is expected to be in the range of 8.5% to 9.5%. Our GAAP tax rate is expected to be approximately 25.0%, and our non-GAAP tax rate is expected to be 22.0% for the third quarter of 2019.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	September 29, 2019
	Operating Margin Rate	Tax Rate
GAAP	5.2% - 6.2%	25.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.6%	__
Stock-based compensation expense	2.7%	__
Tax effects of non-GAAP adjustments	__	(3.0)%
Non-GAAP	8.5% - 9.5%	22.0%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2019 today, Wednesday, July 24, 2019 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 1959478. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 23,000 retail locations around the globe, and through approximately 21,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2019 NETGEAR, Inc. NETGEAR, the NETGEAR logo, NETGEAR Armor, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding NETGEAR's paid subscriber base, registered users and registered app users and their effect on NETGEAR's paid subscriber base; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to grow its number of registered users and/or registered app users; the Company may be unable to grow its paid subscriber base; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 3, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, Non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP financial measures represent results from continuing operations. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, restructuring and other charges, litigation reserves, net, impairment charges to investments, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, restructuring and other charges, litigation reserves, net, and impairment charges to investments. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$214,611	$201,047
Short-term investments	3,700	73,317
Accounts receivable, net	238,635	303,667
Inventories	276,316	243,871
Prepaid expenses and other current assets	38,687	35,997
Total current assets	771,949	857,899
Property and equipment, net	21,074	20,177
Operating lease right-of-use assets, net	34,063	—
Intangibles, net	13,297	17,146
Goodwill	80,721	80,721
Other non-current assets	71,403	67,433
Total assets	$992,507	$1,043,376

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108,444	$139,748
Accrued employee compensation	23,436	31,666
Other accrued liabilities	171,873	199,472
Deferred Revenue	10,093	11,086
Income taxes payable	1,141	2,020
Total current liabilities	314,987	383,992
Non-current income taxes payable	18,278	19,600
Non-current operating lease liabilities	29,263	—
Other non-current liabilities	7,907	12,232
Total liabilities	370,435	415,824
Stockholders' equity:
Common stock	31	32
Additional paid-in capital	812,034	793,585
Accumulated other comprehensive income (loss)	12	(15)
Accumulated deficit	(190,005)	(166,050)
Total stockholders' equity	622,072	627,552
Total liabilities and stockholders' equity	$992,507	$1,043,376

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Net revenue	$230,852	$249,082	$255,276	$479,934	$500,477
Cost of revenue	165,407	167,074	174,996	332,481	343,878
Gross profit	65,445	82,008	80,280	147,453	156,599
Gross margin	28.3%	32.9%	31.4%	30.7%	31.3%
Operating expenses:
Research and development	18,814	18,832	21,946	37,646	43,137
Sales and marketing	34,541	35,855	38,552	70,396	76,426
General and administrative	10,463	13,117	18,458	23,580	34,219
Separation expense	—	264	—	264	—
Restructuring and other charges	1,291	(68)	1,376	1,223	1,367
Litigation reserves, net	10	—	5	10	5
Total operating expenses	65,119	68,000	80,337	133,119	155,154
Income (loss) from operations	326	14,008	(57)	14,334	1,445
Operating margin	0.1%	5.6%	(0.0%)	3.0%	0.3%
Interest income, net	782	701	1,073	1,483	1,821
Other income (expense), net	487	341	788	828	(530)
Income before income taxes	1,595	15,050	1,804	16,645	2,736
Provision for income taxes	756	2,207	1,271	2,963	1,185
Net income from continuing operations	839	12,843	533	13,682	1,551
Net loss from discontinued operations, net of tax (1)	—	—	(5,763)	—	(1,191)
Net income (loss)	$839	$12,843	$(5,230)	$13,682	$360

Net income (loss) per share - basic:
Income from continuing operations	$0.03	$0.41	$0.02	$0.44	$0.05
Loss from discontinued operations	—	—	(0.19)	—	(0.04)
Net income (loss)	$0.03	$0.41	$(0.17)	$0.44	$0.01

Net income (loss) per share - Diluted:
Income from continuing operations	$0.03	$0.39	$0.02	$0.42	$0.05
Loss from discontinued operations	—	—	(0.18)	—	(0.04)
Net income (loss)	$0.03	$0.39	$(0.16)	$0.42	$0.01

Weighted average shares used to compute net income (loss) per share:
Basic	31,246	31,483	31,674	31,365	31,550
Diluted	32,112	32,874	32,742	32,518	32,722

(1) Historical results of Arlo Technologies, Inc. are reflected as discontinued operations for the periods presented.

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018

GAAP gross profit	$65,445	$82,008	$80,280	$147,453	$156,599
GAAP gross margin	28.3%	32.9%	31.4%	30.7%	31.3%
Amortization of intangibles	178	179	209	357	532
Stock-based compensation expense	755	668	572	1,423	1,135
Non-GAAP gross profit	$66,378	$82,855	$81,061	$149,233	$158,266
Non-GAAP gross margin	28.8%	33.3%	31.8%	31.1%	31.6%

GAAP research and development	$18,814	$18,832	$21,946	$37,646	$43,137
Stock-based compensation expense	(1,288)	(1,192)	(1,122)	(2,480)	(2,134)
Non-GAAP research and development	$17,526	$17,640	$20,824	$35,166	$41,003

GAAP sales and marketing	$34,541	$35,855	$38,552	$70,396	$76,426
Amortization of intangibles	(1,504)	(1,831)	(1,757)	(3,335)	(3,513)
Stock-based compensation expense	(2,085)	(2,041)	(2,188)	(4,126)	(4,393)
Non-GAAP sales and marketing	$30,952	$31,983	$34,607	$62,935	$68,520

GAAP general and administrative	$10,463	$13,117	$18,458	$23,580	$34,219
Stock-based compensation expense	(2,611)	(2,557)	(3,364)	(5,168)	(6,448)
Non-GAAP general and administrative	$7,852	$10,560	$15,094	$18,412	$27,771

GAAP total operating expenses	$65,119	$68,000	$80,337	$133,119	$155,154
Amortization of intangibles	(1,504)	(1,831)	(1,757)	(3,335)	(3,513)
Stock-based compensation expense	(5,984)	(5,790)	(6,674)	(11,774)	(12,975)
Separation expense	—	(264)	—	(264)	—
Restructuring and other charges	(1,291)	68	(1,376)	(1,223)	(1,367)
Litigation reserves, net	(10)	—	(5)	(10)	(5)
Non-GAAP total operating expenses	$56,330	$60,183	$70,525	$116,513	$137,294

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018

GAAP operating income (loss)	$326	$14,008	$(57)	$14,334	$1,445
GAAP operating margin	0.1%	5.6%	(0.0%)	3.0%	0.3%
Amortization of intangibles	1,682	2,010	1,966	3,692	4,045
Stock-based compensation expense	6,739	6,458	7,246	13,197	14,110
Separation expense	—	264	—	264	—
Restructuring and other charges	1,291	(68)	1,376	1,223	1,367
Litigation reserves, net	10	—	5	10	5
Non-GAAP operating income	$10,048	$22,672	$10,536	$32,720	$20,972
Non-GAAP operating margin	4.4%	9.1%	4.1%	6.8%	4.2%

GAAP other income (expense), net	$487	$341	$788	$828	$(530)
Impairment charges to investments	—	—	—	—	1,400
Non-GAAP other income (expense), net	$487	$341	$788	$828	$870

GAAP net income from continuing operations	$839	$12,843	$533	$13,682	$1,551
Amortization of intangibles	1,682	2,010	1,966	3,692	4,045
Stock-based compensation expense	6,739	6,458	7,246	13,197	14,110
Separation expense	—	264	—	264	—
Restructuring and other charges	1,291	(68)	1,376	1,223	1,367
Litigation reserves, net	10	—	5	10	5
Impairment charges to investments	—	—	—	—	1,400
Tax effects of above non-GAAP adjustments	(1,707)	(1,706)	(1,546)	(3,413)	(4,432)
Non-GAAP net income from continuing operations	$8,854	$19,801	$9,580	$28,655	$18,046

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share from continuing operations	$0.03	$0.39	$0.02	$0.42	$0.05
Amortization of intangibles	0.05	0.06	0.06	0.11	0.12
Stock-based compensation expense	0.21	0.20	0.22	0.41	0.43
Separation expense	—	0.01	—	0.01	—
Restructuring and other charges	0.04	0.00	0.04	0.04	0.04
Litigation reserves, net	0.00	—	0.00	0.00	0.00
Impairment charges to investments	—	—	—	—	0.04
Tax effects of above non-GAAP adjustments	(0.05)	(0.06)	(0.05)	(0.11)	(0.13)
Non-GAAP net income per diluted share from continuing operations	$0.28	$0.60	$0.29	$0.88	$0.55

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	July 1, 2018

Cash, cash equivalents and short-term investments	$218,311	$212,652	$274,364	$341,968	$355,489
Cash, cash equivalents and short-term investments per diluted share	$6.80	$6.47	$8.36	$10.37	$10.86

Accounts receivable, net	$238,635	$262,531	$303,667	$241,862	$232,770
Days sales outstanding (DSO)	94	95	97	82	83

Inventories	$276,316	$236,123	$243,871	$198,037	$168,263
Ending inventory turns	2.4	2.8	3.3	3.5	4.2

Weeks of channel inventory:
U.S. retail channel	10.6	10.4	7.7	9.8	10.6
U.S. distribution channel	5.5	5.7	5.2	4.1	4.3
EMEA distribution channel	4.6	4.0	4.1	4.3	4.1
APAC distribution channel	7.4	6.4	7.4	6.6	7.9

Deferred revenue (current and non-current)	$12,047	$13,598	$11,865	$9,726	$5,577

Headcount	824	828	837	833	901
Non-GAAP diluted shares	32,112	32,874	32,803	32,974	32,742

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 30, 2019		March 31, 2019		July 1, 2018		June 30, 2019		July 1, 2018
Americas	$157,170	68%	$148,029	59%	$174,414	68%	$305,199	63%	$334,426	67%
EMEA	43,091	19%	56,963	23%	48,209	19%	100,054	21%	95,643	19%
APAC	30,591	13%	44,090	18%	32,653	13%	74,681	16%	70,408	14%
Total	$230,852	100%	$249,082	100%	$255,276	100%	$479,934	100%	$500,477	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net revenue:
Connected Home	$167,495	$169,365	$186,424	$336,860	$360,739
SMB	63,357	79,717	68,852	143,074	139,738
Total net revenue	$230,852	$249,082	$255,276	$479,934	$500,477

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Connected Home	$26,901	$36,818	$46,333	$63,719	$88,130
SMB	922	1,476	700	2,398	1,763
Total service provider net revenue	$27,823	$38,294	$47,033	$66,117	$89,893